UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2019

Zayo Group Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36690	26-1398293
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1821 30th Street, Unit A, Boulder, CO 80301

(Address of Principal Executive Offices)

(303) 381-4683

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZAYO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of Zayo Group Holdings, Inc. (the “Company”) was held on November 5, 2019. Of the 236,270,443 shares of common stock outstanding as of September 9, 2019, the record date for the Annual Meeting, 187,117,247 shares were represented at the Annual Meeting (in person or by proxy), constituting 79.19% of the outstanding shares entitled to vote and a quorum to conduct business at the Annual Meeting.

At the Annual Meeting, the stockholders (i) elected the three directors named in the proxy statement for a term expiring at the Company’s annual meeting in 2020, (ii) ratified KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2020, and (iii) approved an advisory resolution on executive compensation.

The final results of the voting on each of the matters submitted to vote are as follows:

(1)	Election of Directors:

	FOR	WITHHELD	BROKER NON-VOTES

Rick Connor	163,838,537	2,251,849	-
Cathy Morris	162,416,691	3,673,695	-
Emily White	162,776,123	3,314,263	-

(2)	Ratification of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending June 30, 2020:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

184,662,611	460,227	1,994,409	-

(3)	Approval of an advisory resolution on executive compensation as set forth in the proxy statement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

147,829,517	16,090,427	2,170,442	21,026,861

There was no other business voted upon at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zayo Group Holdings, Inc.

	By:	/s/ Matt Steinfort
Matt Steinfort
Chief Financial Officer
DATED: November 6, 2019